Exhibit 1.1(b)


                          NUVEEN UNIT TRUSTS, SERIES 96

                          TRUST INDENTURE AND AGREEMENT

                              Dated: June 21, 2000

         This Trust Indenture and Agreement by and between John Nuveen & Co. Incorporated, as Depositor and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Nuveen Unit Trust, Series 1 and certain subsequent Series, effective May 29, 1997" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

         In consideration of the promises and of the mutual agreements herein contained, the Depositor and the Trustee, agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

         (a) The Securities defined in Section 1.01(1) listed in Schedule A hereto have been deposited in trust under this Trust Indenture and Agreement.

         (b) The fractional undivided interest in and ownership of the Trust Fund represented by each Unit for a Trust on the Initial Date of Deposit is 1/(the number of Units) set forth under the caption "Statement of Condition--Interest of Unitholders: Units of fractional undivided interest outstanding" in the Prospectus.

         (c) The number of Units created of a Trust are as set forth under the caption "Statement of Condition--Interest of Unitholders: Units of fractional undivided interest outstanding" in the Prospectus for each Trust.

         (d) Article I of the Standard Terms and Conditions of Trust is hereby amended to replace the definition of "Unit" and "Prospectus" and to add the definitions of "Distribution Date", "Settlement Date", "Contract Securities", "Evaluator" and "Initial Date of Deposit":

          (23) "Unit" in respect of any Trust shall mean the fractional undivided interest in and ownership of an individual Trust Fund equal initially to 1/(the number of Units of fractional undivided interest outstanding) provided in the Statement of Condition in the Prospectus for the Trust Fund, the denominator of which fraction shall be (1) increased by the number of any additional Units issued pursuant to Section 2.01 hereof and (2) decreased by the number of any such Units redeemed as provided in
     Section 4.02.

          (27) "Distribution Date" shall mean that assigned to it in the Prospectus for the Trust.

          (28) "Settlement Date" shall mean three business days after the Initial Date of Deposit or, if stated otherwise in the Prospectus, the meaning assigned to it in the Prospectus for the Trust.

          (29) "Contract Securities" shall mean the Securities which are to be acquired by any Trust Fund pursuant to a contract or contracts for the purchase of such securities which have been assigned to the Trustee along with the amounts required for their purchase which have been delivered to the Trustee.

          (30) "Evaluator" shall mean the party designated in the Prospectus for a Trust or any party appointed by the Sponsor as provided in this Agreement.

          (31) "Initial Date of Deposit" shall have the meaning assigned to it in the Prospectus for each respective Trust Fund.

          (32) "Prospectus" shall mean the Prospectus relating to a Trust in the form first used to confirm sales of Units.

         (e) Section 3.01 shall be amended to read in its entirety as follows:

Section 3.01 Initial Cost. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and the sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. At the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period (as certified by the Depositor to the Trustee), the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Principal Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust in an amount certified to the Trustee by the Depositor. In no event shall the amount paid by the Trustee to the Depositor for the Depositor's reimbursable expenses of organizing the Trust exceed the estimated per Unit amount of organization costs set forth in the Prospectus for the Trust multiplied by the number of Units of the Trust outstanding at the earlier of six months after the Initial Date of Deposit or the end of the initial offering period; nor shall the Depositor be entitled to or request reimbursement for expenses of organizing the Trust incurred after the earlier of six months after the Initial Date of Deposit or the end of the initial offering period. If the cash balance of the Principal Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. Securities sold or distributed to the Depositor to reimburse the Depositor pursuant to this Section shall be sold or distributed by the

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Trustee, to the extent practicable, in accordance with the instructions of the
Depositor or its designee. The reimbursement provided for in this section shall be for the account of the Unitholders of record at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period. Any assets deposited with the Trustee in respect of the expenses reimbursable under this Section 3.01 shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the Trustee any cash identified in the Statement of Condition of the Trust included in the Prospectus not later than the 10 calendar days following the Initial Date of Deposit or deposit of additional Securities, as applicable and the Depositor's obligation to make such delivery shall be secured by the letter of credit deposited pursuant to Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 3.01 shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence. If a Unitholder redeems Units prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, the Trustee shall pay to the Unitholder, in addition to the Redemption Value of the tendered Units, unless otherwise directed by the Depositor, an amount equal to the estimated per Unit cost of organizing the Trust set forth in the Prospectus, or such lower revision thereof most recently communicated to the Trustee by the Depositor pursuant to Section 4.01, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payment, the Trustee shall have the power to sell Securities in accordance with Section 3.07. As used herein, the Depositor's reimbursable expenses of organizing the Trust shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.

         (f) The first paragraph of Section 4.01 shall be amended in its entirety to read as follows:

     Section 4.01. Evaluation: The Trustee shall make an evaluation of each Trust as of that time set forth in the Prospectus (the "Evaluation Time"),
     (i) on the last business day of each of the months of June and December,
     (ii) on the day on which any Unit of a respective Trust is tendered for redemption, and (iii) on any other day desired by the Trustee or requested by the Depositor. Such evaluations shall take into account and itemize separately, (1) the cash on hand in the respective Trust (other than cash declared held in trust to cover contracts to purchase securities) or moneys in the process of being collected from matured interest coupons or securities matured or called for redemption prior to maturity, (2) the value of each issue of the Securities in the Trust, and (3) interest accrued thereon not subject to collection and distribution. In making the evaluations the Trustee may determine the value of each issue of the Securities in the Trust by the following methods or any combination thereof which it deems appropriate: (i) on the basis of current bid prices of such Securities as obtained from investment dealers or brokers (including the Depositor) who customarily deal in bonds comparable to those held by the Trust, or (ii) if bid prices are not available for any of such Securities, on the basis of bid prices for comparable securities, or (iii) by causing the value of the Securities in the Trust to be determined by others engaged in the practice of evaluating, quoting or appraising securities. For each such evaluation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or governmental charges payable out of the Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account of such Trust, (ii) amounts representing accrued expenses of the Trust including but not limited to unpaid fees and expenses of the Trustee, the Depositor and counsel, in each case as reported by the Trustee to the Depositor on or

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     prior to the date of evaluation, (iii) amounts representing unpaid organization costs, and (iv) cash held for distribution to Unitholders of such Trust of record, and required for redemption of Units tendered, as of a date prior to the evaluation then being made. The value of the pro rata share of each Unit of such Trust determined on the basis of any such evaluation shall be referred to herein as the "Unit Value."

          Prior to the payment to the Depositor of its reimbursable organization costs to be made at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period in accordance with
     Section 3.01 for purposes of determining the Trust Evaluation and Unit Value under this Section 4.01, the Trustee shall rely upon the amounts representing unpaid organization costs in the estimated amount per Unit set forth in the Prospectus until such time as the Depositor notifies the Trustee in writing of a revised estimated amount per Unit representing unpaid organization costs. Upon receipt of such notice, the Trustee shall use this revised estimated amount per Unit representing unpaid organization costs in determining the Trust Evaluation and Unit Value but such revision of the estimated expenses shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

         (g) The following paragraph shall be added to Section 4.05:

          The Depositor may employ agents in connection with its duties referenced in Section 4.05 and shall not be answerable for the default or misconduct of such agents if they shall have been selected with reasonable care. The fees of such agents shall be reimbursable to the Depositor from the Trust Fund, provided, however, that the amount of such reimbursement in any year (i) shall reduce the amount payable to the Depositor for such year with respect to the service in question and shall not exceed the maximum amount payable to the Depositor for such service for such year and (ii) if such agent is an affiliate of the Depositor, the amount of the reimbursement, when combined with (a) all compensation received by such agent from other series of the Fund or other unit investment trusts sponsored by the Depositor or its affiliates and (b) the amount payable to the Depositor from the Trust Fund and from other series of the Fund or other unit investment trusts sponsored by the Depositor or its affiliates in respect of the service in question, shall not exceed the aggregate cost of such agent and the Depositor of providing such service. The Trustee shall pay such reimbursement against the Depositor's invoice therefor upon which the Trustee may rely as the Depositor's certification that the amount claimed complies with the provisions of this paragraph.

         (h) Section 8.01(i) shall be amended to read in its entirety as follows:

          (i) Notwithstanding any provisions of this Agreement to the contrary, no payment to a Depositor or to any principal underwriter (as defined in the Investment Company Act of 1940) for each Trust Fund or to any affiliated person (as so defined) or agent of a Depositor or such underwriter shall be allowed the Trustee as an expense except (a) for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee, and (b) such other amounts permitted under the Investment Company Act of 1940.

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         IN WITNESS WHEREOF, John Nuveen & Co. Incorporated, has caused this
Trust Indenture and Agreement for Nuveen Unit Trust, Series 96 to be executed by its President, one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or its Assistant Secretary and The Chase Manhattan Bank has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents or Second Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers; all as of the day, month and year first above written.

                                                 JOHN NUVEEN & CO. INCORPORATED,
                                                                       Depositor


                                                 By       /s/ Benjamin T. Fulton

                                                              Authorized Officer

(SEAL)

Attest:


By /s/ Nicholas Dalmaso
_______________________________
Assistant Secretary

                                               THE CHASE MANHATTAN BANK, TRUSTEE



                                                 By           /s/ Mary Patterson

                                                        Assistant Vice President

(SEAL)

Attest:


By /s/ Tania G. Vaile
_______________________________
Assistant Treasurer

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                 SCHEDULE A TO THE TRUST INDENTURE AND AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                                       IN

                          NUVEEN UNIT TRUSTS SERIES 96



(Note: Incorporated herein and made a part hereof is the "Schedule of Investments" as set forth for that Trust in the Prospectus.)


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